SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
379 Thornall Street
Edison, New Jersey 08837
Dear Fellow Shareholder:
      You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Hanover Capital Mortgage Holdings, Inc. to be held at 11:00 a.m., local time, on Friday, May 20, 2005, at the American Stock Exchange, 86 Trinity Place, New York, New York, 10006.
      The attached notice of annual meeting and proxy statement describe the formal agenda for the Annual Meeting. Your Board of Directors and management will also present a report on our operations and will be happy to respond to questions properly brought before the meeting.
      I hope that you will be able to attend the Annual Meeting in person. Even if you plan to attend, I urge you to sign, date and return the enclosed proxy card as soon as possible. This will assist us in achieving a quorum at the Annual Meeting and will ensure that your vote will be counted even if you are unable to attend the Annual Meeting. You will still be able to vote in person at the Annual Meeting if you return the enclosed proxy card. Your vote is important regardless of how many shares you own.
      On behalf of our Board of Directors, thank you for your continued interest and support. We look forward to meeting and speaking with those of our shareholders who are able to attend the Annual Meeting.

Sincerely,

John A. Burchett
President, Chief Executive Officer and Chairman
IMPORTANT
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL US AT (732) 548-0101.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
379 Thornall Street
Edison, New Jersey 08837
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
To be held Friday, May 20, 2005
To Our Shareholders:
      The 2005 Annual Meeting of the Shareholders of Hanover Capital Mortgage Holdings, Inc., a Maryland corporation, will be held on Friday, May 20, 2005, at 11:00 a.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York, 10006, for the following purposes:

1. To elect three Directors to serve for a term of three years;

2. To consider and act upon a proposal to ratify, confirm and approve the selection of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.
      The Board of Directors has fixed the close of business on April 6, 2005 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.
      Your proxy is enclosed. Your vote is important regardless of the number of shares you own. To secure the largest possible representation and avoid the additional expense to Hanover of further solicitation, mark your preferences, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope at your earliest convenience, even if you plan to attend the Annual Meeting in person. The giving of this proxy will not affect your right to vote in person in the event you do attend the meeting.

By order of the Board of Directors

Joyce S. Mizerak,
Senior Managing Director, a Director and Secretary
Edison, New Jersey
This Proxy Statement will be first sent to shareholders on or about April 20, 2005.

PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
PROPOSAL #1 -- ELECTION OF DIRECTORS
PROPOSAL #2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
GOVERNANCE OF THE COMPANY
AUDIT COMMITTEE REPORT
DISCLOSURE OF FEES CHARGED BY PRINCIPAL ACCOUNTANTS
INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
CONTACTING THE BOARD OF DIRECTORS
OTHER MATTERS
APPENDIX A

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
PROXY STATEMENT
      We are sending you this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2005 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held on Friday, May 20, 2005, at the time and place set forth in the notice of the meeting. This proxy statement, accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (SEC), form your meeting package. We are sending this package on or about April 20, 2005 to record holders of our common stock as of April 6, 2005, the record date for the Annual Meeting. The terms “we”, “us”, “our” and “Hanover” refer to Hanover Capital Mortgage Holdings, Inc.
      If you properly execute, date and return the enclosed proxy card it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon, then the shares represented by your proxy will be voted:

Proposal #1 — Election of Directors — “FOR” Joyce S. Mizerak, James F. Stone and Irma N. Tavares, your Board of Directors’ nominees named herein; and

Proposal #2 — Ratification of Appointments of Independent Accountants — “FOR” ratification of Grant Thornton LLP as our independent accountants for 2005.
      The persons named as proxies may also vote on any other matter to properly come before the Annual Meeting.
      Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Annual Meeting, by giving written notice of revocation to our Secretary at any time before the proxy is exercised or by duly executing and dating a subsequent proxy relating to the same shares of our common stock and delivering it to our Secretary at or before the Annual Meeting.
      The presence at the meeting in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. The election of the nominees for Director will be decided by plurality vote. To approve Proposal #2, at least a majority of the votes cast at the meeting must be voted in favor of the proposal. Abstentions and broker non-votes are not considered votes cast, and will not affect the vote. If your shares of our common stock are held by a broker and you do not submit your proxy card, your brokerage firm may choose to vote for you or leave your shares unvoted.
      We will bear the cost of the solicitation of proxies. We expect that the solicitation will be made primarily by mail, but our regular employees, directors or representatives (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, in person and by other means, and may arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at our expense.
      Our principal executive offices are located at 379 Thornall Street, Edison, New Jersey 08837, telephone number (732) 548-0101.

RECORD DATE AND VOTING SECURITIES
      Only shareholders of record at the close of business on April 6, 2005, the record date for the Annual Meeting, are entitled to notice of and to vote at the meeting. On that date, we had outstanding and entitled to vote 8,381,583 shares of common stock, par value $.01 per share. This class of common stock has no cumulative voting rights. Each outstanding share of our common stock entitles the record holder to cast one vote for each director to be elected and one vote on Proposal #2.
PROPOSAL #1 — ELECTION OF DIRECTORS
      Our Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. Any Director who was appointed by the Board of Directors to fill a vacancy holds office until the next annual meeting of shareholders, at which time the shareholders elect a Director to hold office for the balance of the term then remaining. It is proposed that the Director nominees listed below, whose terms expire at this meeting, be elected to serve for a term of three years and until their successors are duly elected and qualified. None of the Directors are related to any of our executive officers.
      The Board has nominated Joyce S. Mizerak, James F. Stone and Irma N. Tavares to be elected at the Annual Meeting as Directors for terms that will expire in 2008.
      All of the Director nominees advised us that they are available and willing to serve if elected. If any of the Director nominees become unavailable for election, which we do not anticipate, then the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend.
      The election of nominees for Director will be decided by plurality vote. Your Board of Directors recommends that you vote “FOR” Ms. Mizerak, Mr. Stone and Ms. Tavares. Proxies solicited by the Board of Directors will be voted “FOR” the election of the Director nominees named below, all of whom are now members of the Board of Directors, unless shareholders specify a contrary vote.
Nominees for Terms Expiring in 2008:

Name of Nominee	Age	Principal Occupation, Business Experience and Background

Joyce S. Mizerak	49	Joyce S. Mizerak has been a Director and our Secretary since our inception in June 1997. Ms. Mizerak has been one of our Senior Managing Directors since 2000, a Director of Hanover Capital Partners Ltd. since its formation in 1989 and President of Hanover Capital Partners Ltd. since 2000. Ms. Mizerak has also been a Director and Senior Vice President of HanoverTrade, Inc. since its formation in 1999. Before joining us, Ms. Mizerak had responsibility at Bankers Trust Company from 1988 to 1989 for mortgage transaction contracts. Before joining Bankers Trust Company, Ms. Mizerak held a variety of positions at Citicorp Investment Bank from 1984 to 1988 including the trading of whole mortgage loans for Citicorp’s Citimae residential mortgage conduit.

Name of Nominee	Age	Principal Occupation, Business Experience and Background

James F. Stone	65	James F. Stone has been a Director since March 2000. Mr. Stone has been a partner of SeaView Capital LLC, an investments firm, since March 2000. From 1996 to 2000, he was a partner of Riparian Partners, an investments firm. Mr. Stone is a member of the boards of Fiber Composites LLC, Truarc LLC and the South County Hospital in Rhode Island.
Irma N. Tavares	50	Irma N. Tavares has been a Director since our inception in June 1997. Ms. Tavares was named our Chief Operating Officer in October 2004. Prior to this, Ms. Tavares was one of our Senior Managing Directors since 2000, and has been a Senior Managing Director and a Director of Hanover Capital Partners Ltd. since its formation in 1989. Ms. Tavares has served as a Director and President of HanoverTrade, Inc. since its formation in 1999. Before joining us, Ms. Tavares held mortgage-related trading positions at both Citicorp Investment Bank from 1983 to 1987 and Bankers Trust Company from 1987 to 1989.
      The following are the continuing members of our Board of Directors, whose terms of service are indicated below:
Directors Whose Terms Expire in 2006:

Name of Director	Age	Principal Occupation, Business Experience and Background

John A. Burchett	62	John A. Burchett has been the Chairman of our Board, and our President and Chief Executive Officer, since our inception in June 1997. Mr. Burchett has also been the Chairman of the Board and Chief Executive Officer of Hanover Capital Partners Ltd. since its formation in 1989 and of Hanover Capital Mortgage Corporation, a subsidiary of Hanover Capital Partners Ltd., since its inception in 1992. Mr. Burchett has also been the Chairman of the Board and Chief Executive Officer of HanoverTrade, Inc., since its formation in 1999. Prior to founding Hanover, Mr. Burchett held executive positions in the national mortgage finance operations of two global financial institutions, Citicorp Investment Bank from 1980 to 1987 and Bankers Trust Company from 1987 to 1989.
John A. Clymer	56	John A. Clymer has been a Director since the consummation of our initial public offering in September 1997. Mr. Clymer is currently a Managing Director of U.S. Trust Company, a position he has held since 2001. Prior thereto, since 1994, Mr. Clymer was the Chief Investment Officer and a Managing Director of Resource Trust Co., which was acquired by U.S. Trust in 2001.
Saiyid T. Naqvi	55	Saiyid T. Naqvi has been a Director since March 1998. In January 2005, Mr. Naqvi was named Chief Executive Officer of DeepGreen Financial. From November 2002 until January 2005, he was Chairman and Chief Executive Officer of Setara Corporation. Mr. Naqvi was also President and Chief Executive Officer of PNC Mortgage (formerly Sears Mortgage Corporation) from 1985 until January 2001.

Directors Whose Terms Expire in 2007:

Name of Director	Age	Principal Occupation, Business Experience and Background

Joseph J. Freeman	72	Joseph J. Freeman has been a Director since October 1997. Since 1985, Mr. Freeman has been the President of LRF Investments, Inc., a privately held venture capital firm. Mr. Freeman has been on the board of directors of LRF Investments, Inc. since 1985.
Douglas L. Jacobs	57	Douglas L. Jacobs was elected a Director in November 2003. From 1988 until October 2003, Mr. Jacobs was employed in various capacities at FleetBoston Financial Group, most recently as Senior Vice President and Treasurer from 1997 to 2001 and as Executive Vice President and Treasurer from 2001 to 2003. In February 2004, Mr. Jacobs was elected director of Global Signal Inc., an owner of wireless communications towers that conducted an initial public offering of its common stock in June 2004. In November 2004, he was elected a director of American Capital Access, a financial guarantee company, which is privately held. He serves as Audit Committee chair at both companies.
George J. Ostendorf	60	George J. Ostendorf has been a Director since our inception in June 1997. Mr. Ostendorf is also one of our Senior Managing Directors and has been a Director and Senior Managing Director of Hanover Capital Partners Ltd. since its formation in 1989. Mr. Ostendorf has also been a Director and Senior Vice President of HanoverTrade, Inc. since its formation in 1999. Before joining us, Mr. Ostendorf was responsible for the origination and distribution of mortgage securities by Chicago-based sales forces that he managed for Citicorp Investment Bank from 1983 to 1987 and for Bankers Trust Company from 1987 to 1989.
John N. Rees	71	John N. Rees has been a Director since the consummation of our initial public offering in September 1997. Since 1986, Mr. Rees has been President of Pilot Management, Inc., a privately held investor/consultant firm. Mr. Rees has been on the board of directors of Aerodyne Research since 2000.
Our Executive Officers
      We have listed below our executive officers that are not included in the table above.

Name	Age	Position

Roberta M. Graffeo	47	Roberta M. Graffeo has been a Managing Director of HanoverTrade, Inc. since January 2001. Prior to that, Ms. Graffeo was Senior Vice President of Pamex Capital Partners, LLC from January 1997 until January 2001 and Partner of Pamex Capital Partners, LLC from July 1999 until January 2001.
A. Bradley Howe	36	A. Bradley Howe was named our Vice President and General Counsel in March 2004. Before joining us, Mr. Howe was Vice President and Assistant General Counsel for Covanta Projects, Inc. from April 1999 to February 2004. Prior to that, Mr. Howe worked with the laws firms of Kelley, Drye & Warren LLP and Hunton & Williams LLP.

Name	Age	Position

J. Holly Loux(1)	36	J. Holly Loux has been our Chief Financial Officer and Treasurer since January 2002. She is primarily responsible for our Accounting and Finance Group, which manages our finance, accounting and control functions. Ms. Loux, a certified public accountant, spent 11 years with the public accounting firm of Deloitte & Touche LLP in the assurance and advisory function of the financial services industry group.
Richard J. Martinelli	56	Richard J. Martinelli has been a Managing Director of Hanover Capital Partners Ltd. for more than five years.
Harold F. McElraft(2)	60	Harold F. McElraft was named Chief Financial Officer and Treasurer in April 2005. Mr. McElraft has been a partner with the New York office of Tatum CFO Partners, LLP, a national firm of career chief financial officers that provides financial solutions to companies of all sizes since 2002. From 1998 to 2002, Mr. McElraft served as Department Vice President with Prudential Financial, Inc. in Newark, New Jersey. Mr. McElraft has over twenty-five years of financial management experience in the financial services industry. His financial executive experience includes positions with Lincoln Investment Management, Inc., GNA Corporation, Templeton Funds Management, and AIM Management. He is a certified public accountant and a former Audit Partner with KPMG LLP.
David K. Steel	47	David K. Steel was named Managing Director in March 2005. Prior to this he was Managing Director of HanoverTrade, Inc. since February 2004. Before joining us, Mr. Steel was Senior Vice President in charge of the Domestic Mortgage Business for ACE Capital Re, Inc. from April 2002 to December 2003. Prior to his tenure at ACE, Mr. Steel was Managing Director in charge of the Mortgage-Backed Securities and Investments Group for Financial Guaranty Insurance Company (FGIC), a subsidiary of GE Capital, from June 1990 until March 2002.
James C. Strickler	48	James C. Strickler has been a Managing Director of Hanover since June 1999. Prior to that, Mr. Strickler was Vice President of Hanover for more than four years.

(1)	Ms. Loux’s employment with the Company ended April 12, 2005.

(2)	Mr. McElraft commenced employment with the Company April 14, 2005.

PROPOSAL #2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
      The Audit Committee selected and appointed Grant Thornton LLP to act as our independent accountants for the year ending December 31, 2005. In recognition of the important role of the independent accountants, their selection is being submitted to the shareholders for review and ratification.
      An affirmative vote of the holders of at least a majority of the shares of common stock voting on this proposal is required for its adoption. Your Board of Directors recommends ratification of Grant Thornton LLP as our independent accountants for 2005. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless shareholders specify a contrary vote. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by our Audit Committee.
      A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representative will have an opportunity to make a statement if he or she so desires.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the ownership of our common stock as of March 31, 2005 by:

•	each person who, to our knowledge, beneficially owns more than 5% of our common stock;

•	each of our Directors;

•	each of our executive officers listed in the Summary Compensation Table; and

•	all of our Directors and executive officers as a group.

	Amount and
	Nature of
Name and Address of	Beneficial	Percent of
Beneficial Owner	Ownership(1)	Class

John A. Burchett	665,615(2)	7.8%
379 Thornall Street Edison, New Jersey 08837
Joyce S. Mizerak	247,273(3)	2.9%
100 Metroplex Drive, Suite 105 Edison, New Jersey 08817
Irma N. Tavares	234,483(4)	2.8%
379 Thornall Street Edison, New Jersey 08837
George J. Ostendorf	228,985(3)	2.7%
208 South LaSalle Street, Suite 1331 Chicago, Illinois 60604
John N. Rees	32,000(5)	*
101 Granite Street Rockport, Massachusetts 01966
Joseph J. Freeman	20,210(5)	*
60 Wells Avenue Newton, Massachusetts 02459
Saiyid T. Naqvi	14,000(6)	*
175 Olde Half Bay Road, Suite 292 Lincolnshire, Illinois 60069
John A. Clymer	11,100(7)	*
730 Second Avenue S., Suite 1400 Minneapolis, Minnesota 55402
James F. Stone	11,000(8)	*
362 Ocean Road Narragansett, Rhode Island 02882
Douglas L. Jacobs	2,000(6)	*
67 Orchard Avenue Providence, Rhode Island 02906
All Directors and executive officers as a group (16 persons)	1,480,604(9)	17.1%

* Less than 1%

(1)	Except as otherwise noted, all persons have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this report.

(2)	Includes 105,647 shares of common stock issuable upon the exercise of options.

(3)	Includes 36,819 shares of common stock issuable upon the exercise of options.

(4)	Includes 54,819 shares of common stock issuable upon the exercise of options.

(5)	Includes 12,000 shares of common stock issuable upon the exercise of options.

(6)	Includes 2,000 shares of common stock issuable upon the exercise of options.

(7)	Includes 4,000 shares of common stock issuable upon the exercise of options.

(8)	Includes 6,000 shares of common stock issuable upon the exercise of options.

(9)	Includes 280,938 shares of common stock issuable upon the exercise of options.
GOVERNANCE OF THE COMPANY
The Board of Directors and its Members
      During 2004, the Board of Directors held four in-person meetings and three meetings by telephone conference. The Board of Directors also took actions by unanimous written consent. In 2004, each Director attended at least 75% of the aggregate of:

•	The total number of Board of Directors’ meetings held; and

•	The total number of meetings held by each Committee on which he or she served.
      Directors who are also officers of Hanover do not receive additional compensation for their services as Directors. In 2004, each non-employee Director received the following compensation:

•	an annual Director’s fee of $22,500 (the chairman of the Audit Committee received an additional $3,750 per year);

•	$1,000 for each Board meeting attended;

•	$500 for each Committee meeting attended; and

•	reimbursement of travel expenses in connection with attending each in-person meeting.
      Board members are expected to attend the Company’s annual meeting of shareholders, which is held in conjunction with one of the Board’s regularly scheduled meetings. Accordingly, all members of the Board are generally present for the annual meeting. All members of the Board at the time of the Company’s 2004 annual meeting of shareholders attended that meeting.
      Pursuant to our stock option plans, non-employee Directors also receive a non-qualified stock option to purchase 2,000 shares of our common stock on the date he or she is first elected a member of the Board. Thereafter, non-employee Directors are entitled to receive a grant of a non-qualified stock option to purchase an additional 2,000 shares as of the date of each subsequent meeting of our shareholders at which he or she is re-elected to the Board. The purchase price per share for each option will be equal to the fair market value on the date the option is granted. Options to non-employee Directors are fully vested and immediately exercisable on the date of grant. In 2004, Messrs. Freeman and Rees received options to purchase 2,000 shares of our common stock upon their re-election to the Board in 2004.
Role of the Committees of the Board of Directors
      The standing committees of the Board of Directors are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.
      Audit Committee. The Audit Committee was established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes and audits of the financial statements of the Company. The Audit Committee is comprised of four independent Directors, John N. Rees, John A. Clymer, James F. Stone and Douglas L. Jacobs, each of whom the Board has determined is independent within the meaning of SEC regulations and the American Stock Exchange listing requirements. The Board of Directors has determined that Mr. Rees is an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K adopted by the SEC. Each member of the Audit Committee meets the requirements for financial literacy of the American Stock Exchange. The Audit Committee held sixteen meetings during 2004.
      Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of three Directors, James F. Stone, Joseph J. Freeman and Saiyid T. Naqvi, each of whom meets the requirements for independence of the American Stock Exchange. The Nominating and Corporate Governance Committee recommends to the Board persons to be nominated as Directors or to fill vacancies on the Board. To fulfill this role, the Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Among other things, when assessing a candidate’s qualifications, the Committee considers:

•	the number of other boards on which the candidate serves, including public and private company boards as well as not-for-profit boards;

•	other business and professional commitments of the candidate;

•	the need of the Board for Directors having certain skills and experience; and

•	the diversity, in the broadest sense, of the Directors then comprising the Board.
      In addition, Directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its shareholders while relying on the honesty and integrity of the Company’s senior management and its outside advisors and auditors. The Committee considers all of these qualities when determining whether or not to recommend a candidate for Director.
      The Nominating and Corporate Governance Committee will consider nominees recommended by our shareholders. Recommendations must be delivered to our Secretary at our principal executive offices in accordance with the requirements set forth in Section 1.12 of our By-Laws. The Nominating and Governance Committee held one meeting during 2004.
      The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at www.hanovercapitalholdings.com. Please note that information on our website is not incorporated by reference in this proxy statement.
      Compensation Committee. Our Compensation Committee is comprised of four Directors, John A. Clymer, Joseph J. Freeman, Saiyid T. Naqvi and Douglas L. Jacobs, each of whom meets the requirements of independence of the American Stock Exchange. The Compensation Committee oversees and approves executive compensation policies and plans, including incentive and stock-based plans, which seek to enhance our profitability and value. Our Compensation Committee oversees these policies on behalf of the Board of Directors. The Compensation Committee held five meetings during 2004.
Codes of Conduct and Ethics
      The Board has adopted a code of business conduct and ethics that applies to all officers and employees and a code of ethics for principal executive and senior financial officers. The purpose of these codes is to deter wrongdoing and to promote:

•	honest and ethical conduct and fair dealing, including the handling of actual or apparent conflicts of interest between personal and professional relationships, protection of confidential information and proper use of the Company’s assets;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and in other public communications made by the Company;

•	the prompt internal reporting of code violations to an appropriate person or persons identified in the codes;

•	compliance with applicable governmental laws, rules and regulations; and

•	accountability for adherence to the Company’s policies.
      The “Code of Business Conduct and Ethics” and the “Code of Ethics for Principal Executive Senior Financial Officers” can be found under “Code of Conduct” and “Code of Ethics,” respectively, under the Corporate Governance section of our website at www.hanovercapitalholdings.com. Please note that information on our website is not incorporated by reference in this proxy statement.

AUDIT COMMITTEE REPORT
      The Audit Committee is comprised of four independent Directors, each of whom meets the requirements for independence and financial literacy of the American Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The current charter of the Audit Committee is attached to this proxy statement as “Appendix A” and is available on our website (www.hanovercapitalholdings.com). Please note that information on our website is not incorporated by reference in this proxy statement.
      Management is responsible for internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Hanover’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to oversee the accounting and financial reporting processes and audits of the financial statements of the Company.
      In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP, Hanover’s independent accountants for the year ended December 31, 2004. Management represented to the Audit Committee that Hanover’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Grant Thornton LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.
      Grant Thornton LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Grant Thornton LLP its independence.
      Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that Hanover’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Grant Thornton LLP as Hanover’s independent accountants for 2005.

Audit Committee

John N. Rees, Chair
John A. Clymer
James F. Stone
Douglas L. Jacobs

DISCLOSURE OF FEES CHARGED BY PRINCIPAL ACCOUNTANTS
      The following table presents fees paid for professional services rendered by Grant Thornton LLP for audit services, audit-related services, tax services and all other services in 2004. The following table also presents fees paid for professional services rendered by Deloitte & Touche LLP for audit services, audit-related services, tax services and all other services in 2003.

Fees	2004		2003

Audit Fees(1)	$802,691		$765,600
Audit-Related Fees(2)	$0		$0
Tax Fees(3)	$167,059	(5)	$44,570
All Other Fees(4)	$0		$0

Total Fees	$969,750		$810,170

1.	For professional services rendered in connection with the audit of our annual financial statements and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q and for other attest services primarily related to financial accounting consultations, reviews of registration statements relating to financing transactions, comfort letters and consents related to agreed-upon procedures.

2.	For any assurance and related services that were reasonably related to the performance of the audit and review of our financial statements that were not already reported under Audit Fees above.

3.	For professional services rendered in connection with tax compliance, tax advice, tax return preparation, tax planning and tax appeals.

4.	For any other services rendered, other than as set forth above.

5.	Represents the fees for the preparation of our 2003 tax returns. We have not yet engaged an accounting firm to perform services related to the preparation of our 2004 tax return.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants
      The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent accountants during the fiscal year.

INDEPENDENT PUBLIC ACCOUNTANTS
      On February 18, 2004, Deloitte & Touche LLP, our former independent accountants (“D&T”), advised us that it would not stand for reelection as our independent accountants following the completion of its audit of our December 31, 2003 financial statements. On April 13, 2004, we engaged Grant Thornton LLP as our new independent accountants. The engagement of Grant Thornton LLP was approved by our Audit Committee and subsequently by the shareholders at the Annual Meeting of Shareholders on May 20, 2004.
      D&T’s report on our financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, D&T’s opinion dated April 13, 2004 contained an explanatory paragraph relating to the restatement discussed in note 21 to our 2003 financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2003. During the last two fiscal years and the subsequent interim period through April 20, 2004, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years, except as follows:
      (1) In the course of D&T’s audit of our financial statements for the year ended December 31, 2003, D&T advised us on March 25, 2004 that it believed that the accounting treatment relating to Amendment No. 1 to the Contribution Agreement, dated July 1, 2002 (the “Contribution Agreement”), between us and four of our executive officers, should be revised.
      At that time, D&T advised us that it believed that the distributions of shares of our common stock to the executives and forgiveness of certain of the executives’ indebtedness, both pursuant to the Contribution Agreement, should have been accounted for as compensation expense in the second quarter of 2003 and, accordingly, as a reduction of our net earnings. D&T also advised us that it believed that notes receivable from executives related to this agreement should be treated as a reduction of Shareholders’ Equity. We had previously accounted for this transaction as an adjustment to additional paid-in capital in our financial statements included in our quarterly reports for the second and third quarters of 2003 and had reported the notes receivable as assets in our financial statements.
      Our discussions with D&T in the course of our review of the accounting treatment were deemed by D&T to constitute a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K). We revised the accounting treatment for this transaction and accordingly the accounting matter was resolved to the satisfaction of D&T. Our Annual Report on Form 10-K for the year ended December 31, 2003 reflected our revised accounting treatment.
      (2) On April 13, 2004, D&T reported to our Audit Committee that the design of our financial infrastructure created an environment that could adversely affect our ability to produce timely financial statements. D&T reported that the design does not include the appropriate preventative and detective controls to identify misstatements of accounting information as well as appropriate procedures for appropriately assessing and applying accounting principles. D&T reported that it considered such matters to be a material weakness, as defined by the standards established by the American Institute of Certified Public Accountants, involving the design of our internal controls over financial reporting and their operation. D&T advised our Audit Committee that it believes the matter constituted a reportable event (as that term is used in Item 304(a)(1)(v) of Regulation S-K). We had a difference of opinion with D&T as to whether the weakness reported by D&T constitutes a material weakness in the design of our internal controls over financial reporting. We do not believe that the design of our financial infrastructure lacks appropriate preventative and detective controls to identify misstatements of accounting information as well as appropriate procedures for appropriately assessing and applying accounting principles.
      The need for the restatements of our financial statements described above arose solely out of the change in accounting treatment with respect to the Contribution Agreement. We have taken steps that we believe will enhance and improve our internal controls and procedures, including the hiring of replacements in the positions of general counsel and controller and the addition of a new senior vice president of operations. We have also increased and upgraded the capabilities of our accounting system, in order to address the issues raised by D&T.
      We have authorized D&T to respond fully to the inquiries of our new independent auditors concerning the subject matter of the foregoing disagreement and difference of opinion.
      During the fiscal years ended December 31, 2002 and 2003 and the subsequent interim period through the date of the engagement of Grant Thornton LLP, we did not consult with Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our consolidated financial statements, or any matter that was the subject of disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table contains information about the compensation of our chief executive officer and our four other most highly compensated executive officers serving at the end of 2004 for services rendered to us in 2004, 2003 and 2002.

						Long-Term
						Compensation
		Annual Compensation
						Securities
				Other Annual		Underlying		All Other
Name and Principal		Salary(1)	Bonus(1)	Compensation		Options/SARS		Compensation
Position	Year	($)	($)	($)		(#)		($)

John A. Burchett	2004	342,270	157,218	56,809	(2)	0		800,105(14)
Chairman of the Board,	2003	335,270	279,952	103,484	(3)	0		839,728(15)
Chief Executive Officer	2002	321,753	100,000	278,712	(4)	24,270	*	12,030(16)
and President
Irma N. Tavares	2004	260,605	69,176	19,852	(5)	0		219,991(17)
Chief Operating Officer	2003	251,452	82,037	33,144	(6)	0		230,724(18)
and a Director	2002	248,827	32,502	83,406	(7)	18,630	*	4,995(19)
Joyce S. Mizerak	2004	256,703	44,021	19,858	(8)	0		220,116(20)
Senior Managing Director	2003	251,452	75,372	32,283	(9)	0		230,849(21)
and a Director	2002	248,827	32,502	78,654	(10)	18,630	*	5,120(22)
George J. Ostendorf	2004	256,703	44,021	21,363	(11)	0		223,756(23)
Senior Managing Director	2003	251,452	75,372	32,389	(12)	0		236,640(24)
and a Director	2002	248,827	32,502	71,340	(13)	18,630	*	14,977(25)
James C. Strickler	2004	225,000	50,000	0		0		4,100(26)
Senior Managing Director	2003	214,747	100,000	0		0		4,000(26)
	2002	210,124	20,000	0		0		4,000(26)

*	Options granted in connection with the cancellation of existing options. On July 1, 2002, we cancelled outstanding options that had been issued in connection with our initial public offering. The cancelled options had an exercise price of $15.75 per share and were subject to vest based on our achievement of certain performance targets based on dividends declared on our common stock and increase in the market value of our common stock over our initial offering price. None of the targets were met within the available vesting period, so none of the original options ever vested. To replace these cancelled options we granted new options. The replacement options are subject to performance-based vesting similar to the cancelled options, but the vesting period has been extended until 2007 and the performance targets were adjusted to relate to $8.9345 rather than our initial offering price. All options were granted under our 1997 Executive and Non-Employee Director Stock Option Plan.

1.	Salary and bonus amounts are presented in the period earned; however, the payment of those amounts may occur in other periods.

2.	Includes $8,400 for an automobile allowance; $2,195 for club membership dues; and a $46,214 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

3.	Includes $8,400 for an automobile allowance; $2,130 for club membership dues; $40,429 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and a $52,525 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

4.	Includes $8,400 for an automobile allowance; $2,092 for club membership dues; $110,464 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and a $157,756 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

5.	Includes $7,200 for an automobile allowance; and a $12,652 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

6.	Includes $7,200 for an automobile allowance; $11,284 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and a $14,660 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

7.	Includes $7,200 for an automobile allowance; $1,200 for club membership dues; $30,127 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and a $44,879 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

8.	Includes $7,200 for an automobile allowance and a $12,658 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

9.	Includes $7,200 for an automobile allowance; $10,909 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and a $14,174 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

10.	Includes $7,200 for an automobile allowance; $30,127 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and a $41,327 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

11.	Includes $7,200 for an automobile allowance; $2,005 for club membership dues; and a $12,158 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

12.	Includes $7,200 for an automobile allowance; $2,285 for club membership dues; $9,486 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and a $13,418 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

13.	Includes $7,200 for an automobile allowance; $2,160 for club membership dues; $26,523 to cover the tax impact from the sale of common stock of Hanover Capital Partners Ltd., HanoverTrade, Inc. and Hanover Capital Partners 2, Inc. to Hanover; and a $35,457 bonus to cover payment of interest on notes payable to Hanover, including an additional sum to cover the tax impact of such bonus.

14.	Includes $4,100 in employer contributions to the 401(k) Plan, $8,030 in insurance premiums and $787,975 paid in accordance with the Contribution Agreement (consisting of $320,833 in loan principal forgiveness and $467,142 worth of Company stock and treated as compensation for GAAP purposes but may be treated differently for tax purposes).

15.	Includes $4,000 in employer contributions to the 401(k) Plan, $8,030 in insurance premiums and $827,698 paid in accordance with the Contribution Agreement (consisting of $320,833 in loan principal forgiveness and $506,865 worth of Company stock and treated as compensation for GAAP purposes but may be treated differently for tax purposes).

16.	Includes $4,000 in employer contributions to the 401(k) Plan and $8,030 in insurance premiums.

17.	Includes $4,100 in employer contributions to the 401(k) Plan, $995 in insurance premiums and $214,896 paid in accordance with the Contribution Agreement (consisting of $87,500 in loan principal forgiveness and $127,396 worth of Company stock and treated as compensation for GAAP purposes but may be treated differently for tax purposes).

18.	Includes $4,000 in employer contributions to the 401(k) Plan, $995 in insurance premiums and $225,729 paid in accordance with the Contribution Agreement (consisting of $87,500 in loan principal forgiveness and $138,229 worth of Company stock and treated as compensation for GAAP purposes but may be treated differently for tax purposes).

19.	Includes $4,000 in employer contributions to the 401(k) Plan and $995 in insurance premiums.

20.	Includes $4,100 in employer contributions to the 401(k) Plan, $1,120 in insurance premiums and $214,896 paid in accordance with the Contribution Agreement (consisting of $87,500 in loan principal forgiveness and $127,396 worth of Company stock and treated as compensation for GAAP purposes but may be treated differently for tax purposes).

21.	Includes $4,000 in employer contributions to the 401(k) Plan, $1,120 in insurance premiums and $225,729 paid in accordance with the Contribution Agreement (consisting of $87,500 in loan principal forgiveness and $138,229 worth of Company stock and treated as compensation for GAAP purposes but may be treated differently for tax purposes).

22.	Includes $4,000 in employer contributions to the 401(k) Plan and $1,120 in insurance premiums.

23.	Includes $4,100 in employer contributions to the 401(k) Plan, $4,760 in insurance premiums and $214,896 paid in accordance with the Contribution Agreement (consisting of $87,500 in loan principal forgiveness and $127,396 worth of Company stock and treated as compensation for GAAP purposes but may be treated differently for tax purposes).

24.	Includes $4,000 in employer contributions to the 401(k) Plan, $6,911 in insurance premiums and $225,729 paid in accordance with the Contribution Agreement (consisting of $87,500 in loan principal forgiveness and $138,229 worth of Company stock and treated as compensation for GAAP purposes but may be treated differently for tax purposes).

25.	Includes $4,000 in employer contributions to the 401(k) Plan and $10,977 in insurance premiums.

26.	Represents employer contributions to the 401(k) Plan.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
      The following table shows 2004 stock option exercises and the value of unexercised options for those officers named in the Summary Compensation Table. In the case of exercised options, “value realized” is considered to be the difference between the exercise price and the market price on the date of exercise. In the case of unexercised options, value is considered to be the difference between the exercise price and the market price at the end of 2004. An “In-the-Money” option is an option for which the exercise price is less than $10.80, the closing market price of our common stock on the last trading day of 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
			December 31, 2004		December 31, 2004
	Shares
	Acquired on	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise (#)	Realized ($)	(#)	(#)	($)	($)

John A. Burchett	0	0	105,647	8,090	0	0
Joyce S. Mizerak	0	0	36,819	6,210	0	0
George J. Ostendorf	0	0	36,819	6,210	0	0
Irma N. Tavares	17,000	138,125	54,819	6,210	111,150	0
James C. Strickler	0	0	7334	0	47,788	0
Equity Compensation Plan Information

Number of
Securities
	Number of	Weighted	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(excluding
	Options, Warrants	Warrants and	securities reflected
Plan Category	and Rights	Rights	in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	258,824	$15.18	64,509
Equity compensation plans not approved by security holders (2)	48,834	$4.95	14,167

(1)	Includes shares issuable under the Company’s Bonus Incentive Compensation Plan and 1997 Executive and Non-Employee Director Stock Option Plan.

(2)	Under our 1999 Equity Incentive Plan, the Compensation Committee can grant qualified stock options or restricted stock to executive officers, employees, directors, agents, advisors and consultants of Hanover and its subsidiaries. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Plan authorizes the grant of options to purchase, and awards of, up to an aggregate of 550,710 shares of our common stock. The Compensation Committee has the authority to amend the Plan and to set the terms of all awards granted under the Plan, including the number of shares of common stock awarded, the exercise price and vesting provisions. The Plan provides for option grants upon initial election and subsequent re-election to the Board of Directors for each non-employee director, exercisable into 2,000 shares of our common stock, which vest in full on the grant date. If an option granted under the Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of additional options of awards under the Plan. No eligible participant can be granted options exercisable into, or awards of, more than 50,000 shares of our common stock in any year. In the event of a change of control in which we are not the surviving entity, the Compensation Committee can accelerate the vesting of all outstanding awards. The Plan will expire in 2009, but awards granted prior to the expiration of the Plan may be exercisable beyond that date.

Employment Agreements
      Effective July 1, 2002, we entered into Amended and Restated Employment Agreements with each of Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares. The Amended and Restated Employment Agreements provide for an initial annual base salary of $331,770 for Mr. Burchett and $248,827 for each of Ms. Mizerak, Mr. Ostendorf and Ms. Tavares. These base salaries may be increased annually at the discretion of the Compensation Committee for cost-of-living adjustments and merit increases, among other things. Each of these employment agreements has a five-year term and will automatically renew for successive one-year terms thereafter until the officer or we terminate the agreement. Each of Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares is eligible to participate in the Bonus Incentive Compensation Plan, the 1997 Executive and Non-Employee Director Stock Option Plan and the 1999 Equity Incentive Plan. Mr. Burchett is also entitled to $2 million in term life insurance, and Ms. Mizerak, Mr. Ostendorf and Ms. Tavares are each entitled to $1.5 million in term life insurance. In addition, these officers are entitled to a car allowance, club dues and disability insurance.
      Our employment agreements with Messrs. Burchett and Ostendorf, Ms. Mizerak and Ms. Tavares contain a provision prohibiting competition with us for a certain period following his or her termination for “good cause.” Good cause means:

•	the conviction of (or the plea of nolo contendere to) a felony;

•	the Board of Directors’ good-faith determination that the employee willfully and deliberately failed to perform a material amount of his or her duties (other than a failure to perform duties due to physical or mental illness), and the employee’s failure to perform his or her duties was not cured within 30 days after written notice from the Board of Directors specifying with reasonable particularity such alleged failure;

•	any absence from regular full-time employment in excess of three consecutive days that is not due to a vacation, participation in a permitted activity, bona fide illness, disability, death or other reason expressly authorized by the Board of Directors in advance; or

•	any act or acts of personal dishonesty (including, without limitation, insider trading or unauthorized trading in our securities), which may have a material adverse effect on us, or any of our subsidiaries.
      Under these employment agreements, each employee is entitled to receive his or her base salary in effect at the date of termination until the later of one year from the termination date or the end of the employment term if the employee:

•	is terminated by us without good cause; or

•	resigns within 90 days after being removed from our Board of Directors; or

•	is not re-elected to the Board of Directors, despite the employee’s efforts to remain on the Board of Directors.
      Within 90 days after a change of control of Hanover, if any of Mr. Burchett, Ms. Tavares, Ms. Mizerak or Mr. Ostendorf is terminated without good cause, or resigns without a pending termination for good cause, then he or she will be entitled to receive his or her base salary then in effect until the later of two years from the date of termination or to the end of the term of the employment agreement.

Change in Control
      On March 30, 2000, the Board of Directors adopted policies to take effect in the event a single person, entity or a group of persons and/or entities acting in concert acquire control of us. If there is a change of control, the Chief Executive Officer may:

•	accelerate the exercisability, prior to the effective date of the change in control, of all outstanding options under our 1997 Executive and Non-Employee Director Stock Option Plan and our 1999 Equity Incentive Plan (and terminate the restrictions applicable to any shares);

•	accelerate the exercisability, prior to the effective date of the change in control, of all outstanding incentive stock options (and terminate the restrictions applicable to any shares);

•	distribute, prior to the effective date of such change in control, all remaining shares of our common stock which have not yet been issued pursuant to the Contribution Agreement and terminate any restrictions applicable to such shares; and

•	forgive any and all of the outstanding indebtedness to us of Messrs. Burchett and Ostendorf, Ms. Mizerak and Ms. Tavares.
      In addition, pursuant to our 1999 Equity Incentive Plan and 1997 Executive and Non-Employee Director Stock Option Plan, our Compensation Committee can take certain actions prior to a change in control, including:

•	under the 1999 Equity Incentive Plan:

•	accelerating the exercisability of all outstanding options (and terminating restrictions applicable to any outstanding shares of restricted stock);

•	canceling outstanding options and paying cash therefor; and/or

•	repurchasing all outstanding shares of restricted stock; and

•	under the 1997 Executive and Non-Employee Director Stock Option Plan:

•	accelerating the exercisability of all outstanding awards.
      Our Stockholder Protection Rights Agreement became effective on April 28, 2000 and provides that the holder of a Right, upon the exercise of the Right, is entitled to purchase from us one one-hundredth of a share of Participating Preferred Stock at an exercise price of $17.00, subject to adjustment. The Stockholder Protection Rights Agreement provides that upon the separation time, which is when there is a public announcement by a person to acquire beneficial ownership of 10% or more of our common stock, the Rights will become exercisable and entitle each holder of a Right, other than Rights that are owned by the acquiring person, the right to receive shares of common stock having a market value of two times the exercise price of the Right. Our Board may amend the Agreement anytime prior to the separation time in any respect. On June 10, 2002 we amended our Stockholder Protection Rights Agreement to change the ownership limit applicable to Mr. Burchett from 18% to 20%. A copy of the Agreement was filed with the SEC on Form 8-A on April 24, 2000, and a copy of the amendment was filed with the SEC on Form 8-K on July 16, 2002. A copy of the Agreement as amended is available from us free of charge.

Compensation Committee Report on Executive Compensation
      The members of the Compensation Committee are John A. Clymer, Joseph J. Freeman, Saiyid T. Naqvi and Douglas L. Jacobs; each is an independent Director. In this report, the term “we” refers to members of the Committee.
Responsibilities
      We are responsible to the Board of Directors and, ultimately, Hanover’s shareholders, for:

•	oversight and approval of Hanover’s executive compensation policies;

•	determining compensation for executive officers; and

•	oversight and approval of Hanover’s Bonus Incentive Compensation Plan, 1997 Executive and Non-Employee Director Stock Option Plan and 1999 Equity Incentive Plan.
Objectives; Components of Executive Compensation
      Our principal objectives are to develop and implement compensation policies that will:

•	enable Hanover to attract and retain the most experienced and knowledgeable executives; and

•	align the financial interests of the executives with those of Hanover’s shareholders.
      To this end, we employ compensation policies and plans which combine (1) competitive base salaries with (2) bonuses and stock-based compensation which emphasize the relationship between executive compensation and corporate performance.

Base Salary
      We regularly review the base salaries payable to executive officers. The base salary payable pursuant to their employment agreements was last increased to reflect cost-of-living adjustments effective July 2004. However, upon Ms. Tavares’ promotion to Chief Operating Officer, her annual base salary was adjusted to $275,000.

Annual Bonus Awards
      In 1997 Hanover adopted a Bonus Incentive Compensation Plan to provide annual bonuses for eligible participants, which include executive officers, directors, employees, independent contractors and consultants of Hanover and its subsidiaries. The amount of awards available under this plan is based upon Hanover’s annual net income. Bonuses may be paid 1/2 in cash and, subject to ownership limits, 1/2 in shares of Hanover’s common stock. By linking the available bonus pool to Hanover’s net income, the Bonus Incentive Compensation Plan provides additional incentive for eligible recipients to work towards Hanover’s continued growth and success. Under this plan, based on our 2004 performance, Mr. Burchett received a bonus of $157,218, Ms. Tavares received a bonus of $69,176 and Ms. Mizerak and Mr. Ostendorf each received a bonus of $44,021.

Stock-Based Incentive Compensation
      Hanover adopted its two stock-based incentive plans in order to attract, motivate and retain qualified personnel. We believe that stock-based compensation provides additional incentive to contribute to the success of Hanover, since the value of such compensation is directly related to the market value of Hanover’s common stock.

      1997 Executive and Non-Employee Director Stock Option Plan. Under this Plan we have authority to grant incentive stock options, non-qualified stock options, restricted stock, performance shares, stock appreciation rights and other stock-based awards. We determine the terms and restrictions applicable to any such awards, and participants eligible to receive them. Eligible persons under the Plan are executive officers, Directors and employees of Hanover or its subsidiaries and other persons expected to provide significant services to Hanover. Incentive stock options may only be granted to the officers and key employees of Hanover and its subsidiaries. To date, all options granted under this Plan have been granted at an exercise price equal to the fair market value on the date of grant. Under the terms of this Plan, Messrs. Freeman and Rees were each awarded options to purchase 2,000 shares of Hanover’s common stock upon their re-election to the Board in 2004.
      Subject to anti-dilution provisions for stock splits, stock dividends and similar events, this Plan authorizes the grant of options to purchase, and awards of, up to an aggregate of 325,333 shares of Hanover’s common stock. If an option granted under this Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of further options or awards under this Plan. As of December 31, 2004, we had 64,509 options for shares of common stock remaining available for issuance under this Plan.
      1999 Equity Incentive Plan. This Plan authorizes us to grant non-qualified stock options or restricted stock to executive officers, key employees, Directors, agents, advisors and consultants of Hanover and its subsidiaries. To date, all options granted under the 1999 Equity Incentive Plan have been granted at an exercise price equal to the fair market value on the date of grant. No stock options were awarded under the 1999 Equity Incentive Plan during 2004.
      Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1999 Equity Incentive Plan authorizes the grant of options to purchase, and awards of, up to an aggregate of 550,710 shares of Hanover’s common stock. If an option granted under the 1999 Equity Incentive Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of further options or awards under the 1999 Equity Incentive Plan.
      No eligible participant can be granted options exercisable into, or awards of, more than 50,000 shares of Hanover’s common stock in any year. As of December 31, 2004, we had 14,167 options for shares of common stock remaining available for issuance under this Plan.
Earn-Out Agreement
      In connection with its initial public offering in 1997, Hanover entered into a Contribution Agreement with Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares which provided that they were entitled to receive up to an aggregate of 216,667 shares of Hanover’s common stock, and to have certain indebtedness to Hanover forgiven, if Hanover met performance targets based on the initial offering price over five annual performance periods, the last of which ended on September 30, 2002. In addition, options exercisable into an aggregate of 80,160 shares were granted to these four executives, with vesting conditioned on the same performance targets and periods. None of the targets were met within the first four periods, so none of the shares were issued, none of the options vested and none of the loans were forgiven. However, on July 1, 2002 we modified the performance period and target amounts. As a result, the shares could be issued, the options could vest and the loans could be forgiven, in annual performance periods ending on July 1, 2007, if Hanover meets new performance targets based on the average closing price of its common stock for the twenty consecutive trading days preceding July 1 for each of these years.

      During 2003, the first performance target was met and, as a result, one-third, or 26,720, of the 80,160 options vested, $583,333 in loans were forgiven and 72,222 shares of common stock were granted in the aggregate. During 2004, the second performance target was met and, as a result, another one-third, or 26,720, of the 80,160 options vested, another $583,333 in loans were forgiven and another 72,222 shares of common stock were granted in the aggregate.
Compensation of the Chief Executive Officer
      In 2004, the most highly compensated officer was John A. Burchett, our Chief Executive Officer, President and Chairman of the Board. For 2004, Mr. Burchett received a base salary of $342,270 and a bonus of $157,218.
      We reviewed Mr. Burchett’s performance in 2004 based on a number of factors. These factors included: (1) Mr. Burchett’s company-wide responsibilities and leadership, in addition to his day-to-day contributions to Hanover’s operations; (2) Mr. Burchett’s efforts to identify corporate opportunities, develop and implement long-term corporate strategies and adapt those strategies to changing economic environments; (3) Hanover’s return-on-equity and income during 2004 and over the prior five years; and (4) Hanover’s stock price performance and dividends paid during 2004 and over the prior five years. We review Mr. Burchett’s base salary at least annually, and it may change based on the ongoing review of his performance.
      We believe that the compensation policies described above align the interests of Hanover’s management and its shareholders by attracting highly qualified executives and motivating them to increase long- and short-term corporate success. We will continue to monitor the effectiveness of Hanover’s compensation programs to ensure that they meet Hanover’s current and future needs.

Compensation Committee

John A. Clymer, Chair
Joseph J. Freeman
Saiyid T. Naqvi
Douglas L. Jacobs

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During 2004, Messrs. Clymer, Freeman, Naqvi and Jacobs served on our Compensation Committee. None of these Directors has ever been an officer or employee of Hanover or our subsidiaries.
      None of our directors or other executive officers served as a director or executive officer of another corporation that has a director or executive officer serving on our Board of Directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      During 2004, Frank Siermine, a brother of Joyce S. Mizerak, a Director, Secretary and Senior Managing Director, was employed as a vice president for Hanover Capital Partners Ltd. and received an aggregate salary of $91,000. Hanover believes that this transaction and relationship during 2004 were on terms that were reasonable and in the best interests of Hanover.
Formation Transactions
      In connection with our initial public offering, we entered into a Contribution Agreement with Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares which provided that they were entitled to receive up to an aggregate of 216,667 shares of our common stock, called “earn-out shares,” and to have up to an aggregate of $1,750,000 of indebtedness to us forgiven, if we met performance targets based on the initial offering price over five annual performance periods, the last of which would have been September 30, 2002. In addition, options exercisable into an aggregate of 80,160 shares of our common stock were granted to these four executives, with vesting conditioned on the same performance targets and periods. None of the targets were met within the first four periods, so none of the shares were issued, none of the options vested, and none of the loans were forgiven.
      On July 1, 2002, we modified the performance periods and target amounts applicable to the earn-out shares, loans and options. As a result, up to 216,667 shares of our common stock could be issued, options exercisable for up to 80,160 shares of our common stock could vest and up to $1,750,000 in loans could be forgiven, on annual measuring dates ending on July 1, 2007, if we meet certain performance targets.
      The performance targets are based on the return on our common stock. One-third of the earn-out shares will be granted, one-third of the options will vest and one-third of the loans will be forgiven on any measuring date through which the return on a share of stock is at least equal to a 15% annualized return on $8.9345, which was the average of the daily market price for the twenty consecutive trading days prior to July 1, 2002.
      The “return on a share of our common stock” is determined by adding:

•	the appreciation in the value of our common stock over $8.9345; and

•	the amount of distributions made by us on our shares of common stock since July 1, 2002.
      In determining whether the earn-out has vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects.
      During 2003, the first performance target was met and, as a result, one-third, or 26,720, of the 80,160 options vested with the four executives, $583,333 in loans were forgiven and 72,222 shares of common stock were granted in the aggregate. During 2004, the second performance target was met and, as a result, another one-third, or 26,720, of the 80,160 options vested with the four executives, $583,333 in loans were forgiven and 72,222 shares of common stock were granted in the aggregate. There remains an aggregate of

72,223 earn-out shares which could be granted, 26,720 options which could vest and $583,334 in loans which could be forgiven on the terms described above in the event future performance targets are met.
Loans to Executive Officers
      In connection with our initial public offering, we agreed to lend up to an aggregate of $1,750,000 to Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares to enable them to pay their personal income taxes on the gains they recognized upon contributing Hanover Capital Partners Ltd. preferred stock to us for shares of our common stock. An aggregate of $1,750,000 was borrowed pursuant to this agreement. These loans originally matured in September of 2002, but on July 1, 2002, the maturity was extended to July 1, 2007. No payment of principal on the loans is due before maturity unless the borrower is terminated for “good cause” under his or her employment agreement with us, in which case the loan will become immediately due and payable. Interest, however, is payable on a quarterly basis in arrears. The loans to Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares are secured by an aggregate of 116,667 of their shares of our common stock, but are otherwise nonrecourse. As additional consideration to Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares for their contribution of the preferred stock of Hanover Capital Partners Ltd. to us, the outstanding balance of the loans will be forgiven to the extent that we meet established performance targets. You can find more information regarding these targets under “— Formation Transactions.” The terms of the loans were not determined through arm’s-length negotiations and may be more favorable to the borrowers than would otherwise be available to them.
      The summary of executive officer loans at March 31, 2005 is shown below:

		Amount of
		Loan	Largest Aggregate
		Outstanding	Indebtedness Since	Interest
Officer	Date of Loan (a)	($)	January 1, 2004 ($)	Rate

John A. Burchett	April 15, 1998	320,833	641,667	5.70%
President, Chief Executive Officer and Chairman
Irma N. Tavares	September 19, 1997	0	17,100	6.02%
Chief Operating Officer and Director	April 15, 1998	87,500	157,900	5.70%
Joyce S. Mizerak	September 19, 1997	0	20,500	6.02%
Senior Managing Director and Director	April 15, 1998	87,500	154,500	5.70%
George J. Ostendorf	April 6, 1998	87,500	175,000	5.70%
Senior Managing Director and Director

(a)	The borrowers used proceeds of these loans to pay personal income taxes. The taxes resulted from the contribution of the borrowers’ shares of Hanover Capital Partners Ltd. to Hanover in connection with its initial public offering. The loans are secured (in total) by 116,667 shares of our common stock but are otherwise non-recourse to Mr. Burchett, Ms. Tavares, Ms. Mizerak and Mr. Ostendorf. The loans were amended on July 1, 2002 to extend the maturity date from September 2002 to July 2007.

PERFORMANCE GRAPH
      The graph below compares the cumulative total shareholder return on our common stock to the cumulative total return on the S&P Composite-500 Stock Index and an index average of our peer group, over the past five years.
      Our peer group is composed of the following publicly-traded companies: Capstead Mortgage Corporation, DYNEX Capital, Inc., Impac Mortgage Holdings, Inc., IndyMac Bancorp, Inc., Redwood Trust, Inc. and Thornburg Mortgage Asset Corporation.
      The returns reflect stock price appreciation for our common stock and for each of the comparative indices. The graph assumes that $100 was invested in our common stock and in each of the indices on December 31, 1999 and assumes the reinvestment of any dividends. The graph lines connect fiscal year-end dates and do not reflect price fluctuations between those dates. The total return performance shown on the graph is not necessarily indicative of future total return performance of our common stock.

	31-Dec-1999	31-Dec-2000	31-Dec-2001	31-Dec-2002	31-Dec-2003	31-Dec-2004

Hanover Capital Mortgage Holdings, Inc.	100.000	144.828	220.690	194.207	340.414	297.931

S&P 500 Stock Index	100.000	89.861	78.141	59.882	75.679	82.486

Peer Group Average	100.000	116.687	165.830	185.232	267.756	308.654

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and persons owning more than ten percent of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Such persons are required to furnish us with copies of all Section 16(a) reports that they file.
      After reviewing the copies of these reports furnished to us during our 2004 fiscal year, we believe that during 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied by these persons, except that (i) Mr. Freeman inadvertently filed late one report, a Form 4 relating to one transaction, and (ii) Mr. Stone inadvertently filed late one report, a Form 4 relating to one transaction.
SHAREHOLDER PROPOSALS
      Any shareholder who intends to present a proposal at our 2006 annual meeting must deliver the proposal to our principal executive offices at 379 Thornall Street, Edison, New Jersey 08837 no later than December 17, 2005 if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.
      Any shareholder proposal for our 2006 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” pursuant to our bylaws if we receive it before February 20, 2006 or after March 21, 2006. An untimely proposal may be excluded from consideration at our 2006 annual meeting and, if such proposals are brought before the meeting, proxies solicited by the Board of Directors for our 2006 annual meeting may confer discretionary authority to vote on any such untimely proposal without express direction from shareholders giving such proxies. Such proposal must be delivered to our Secretary at our principal executive offices.
CONTACTING THE BOARD OF DIRECTORS
      Any shareholder who desires to contact the Chairman of the Board or the independent Directors as a group may do so by writing to: Board of Directors, Hanover Capital Mortgage Holdings, Inc., 379 Thornall Street, Edison, New Jersey 08837. Communications received in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

OTHER MATTERS
      We know of no other matters to be presented at the meeting. If other matters are considered at the meeting, the proxies will vote on these matters in accordance with their own discretion.
      Shareholders who would like an additional copy of our Annual Report on Form 10-K may obtain it, free of charge, upon request to our Secretary. In addition, we will mail a copy of our Stockholder Protection Rights Agreement to any recipient of this proxy statement, without charge, upon written or oral request to our Secretary. Any such requests should be directed to Joyce S. Mizerak, Hanover Capital Mortgage Holdings, Inc., 379 Thornall Street, Edison, New Jersey, 08837, telephone number (732) 548-0101.
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

By order of the Board of Directors

Joyce S. Mizerak, Senior Managing Director, a Director and Secretary
April 20, 2005

APPENDIX A
Audit Committee Charter
of the Board of Directors of
Hanover Capital Mortgage Holdings, Inc.
Organization
      The Audit Committee of the Board of Directors of Hanover Capital Mortgage Holdings, Inc. (the “Company”) shall be comprised of at least three directors, each of which shall meet the independence requirements established by the Securities and Exchange Commission (the “SEC”) and the American Stock Exchange (the “AMEX”) or the national securities exchange or over the counter market upon which the Company’s common stock is then listed. Additionally, each Audit Committee member shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one Audit Committee member shall, so long as the Company’s common stock is listed on the AMEX, be “financially sophisticated” as defined by the AMEX. The board of directors shall endeavor to appoint at least one member of the Audit Committee who shall have such accounting and/ or financial expertise so as to qualify such individual as an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K adopted by the SEC.
Statement of Policy and Purpose
      The Audit Committee shall provide assistance to the members of the board of directors in fulfilling their responsibility to the stockholders, potential stockholders and investment community to oversee the quality and integrity of financial reports of the Company, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and its independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communications between the directors, the independent auditors, and the financial management of the Company. It is the expectation of the Audit Committee that the financial management will fulfill its responsibility of bringing any significant items to the attention of the Audit Committee.
Powers and Responsibilities
      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with pertinent requirements.
      In carrying out these responsibilities, the Audit Committee will:
      1.     Obtain annually the full Board of Directors’ approval of this Charter and review and reassess this Charter as conditions dictate.
      2.     Appoint the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries, and to perform other audit, review or attest services as the Audit Committee deems advisable.

      3.     Engage the independent auditors to perform tax services and other de-minimus services subject to any prohibitions against non-audit services as set forth in the Sarbanes-Oxley Act, any regulations of the AMEX or the national securities exchange or over the counter market upon which the Company’s common stock is then listed, or any other applicable federal and state laws and regulations. The performance of such services by the independent auditors shall be approved in advance by the Audit Committee.
      4.     Have a clear understanding with the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as the stockholders’ representatives, and that it is the Audit Committee, as the stockholders’ representative, to whom the independent auditors shall report directly, that has the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.
      5.     Meet with the independent auditors and financial management of the Company to establish the scope of the proposed audit and quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditors’ compensation and at the conclusion thereof review such audit or reviews, including any comments or recommendations of the independent auditors.
      6.     Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting, and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.
      7.     Review the financial statements contained in the Company’s quarterly and annual reports, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles, disclosure practices and quarterly reports, be responsible for resolution of any disagreements between management and the independent auditors, and discuss any other matters required to be communicated to the Committee by the independent auditors.
      8.     Meet separately, on a periodic basis, with management, with those responsible for the internal audit function, and with the independent auditors.
      9.     Report the results of the annual audit to the Board of Directors.
      10.     On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
      11.     Prepare a report of the Audit Committee for inclusion in the annual proxy statement.
      12.     Submit the minutes of all meetings of the Audit Committee to, or alternatively, discuss the matters discussed at each Committee meeting with, the Board of Directors.
      13.     Establish a whistleblower policy and investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, for this purpose if, in its judgment, that is appropriate.
      14.     Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      15.     Establish a hiring policy for employees or former employees of the Company’s independent auditors.
      16.     At least annually, obtain and review a report by the independent auditor describing (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the company.
      17.     Conduct an evaluation of the independent auditor’s work throughout the year, addressing the independent auditor’s qualifications, performance and independence.
      18.     Discuss with management the Company’s earnings press releases, including any non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally by discussing the types of information to be disclosed and the type of presentation to be made, and it is not necessary to discuss, in advance, each earnings release or earnings guidance.
      19.     Discuss the Company’s major financial risk exposures and its guidelines and policies governing the process by which the Company assesses and manages its exposure to such risks.
      20.     Review the performance of the Audit Committee on an annual basis and report the results of such assessment to the Board of Directors.
      21.     Meet on at least a quarterly basis. A majority of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Audit Committee.

3362-PS-05

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on May 20, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Hanover Capital Mortgage Holdings, Inc.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

379 Thornall Street
Edison, New Jersey 08837

2005 Annual Meeting of Shareholders — May 20, 2005
Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints John A. Burchett and Joyce S. Mizerak, as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned all shares of common stock which the undersigned would be entitled to vote at the 2005 Annual Meeting of Shareholders of HANOVER CAPITAL MORTGAGE HOLDINGS, INC. to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Friday, May 20, 2005 at 11:00 a.m., local time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of 2005 Annual Meeting of Shareholders and Proxy Statement dated April 20, 2005, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

☒	Please mark votes as in this example	3362

1.	To elect three Directors, to serve for a term of three years.
Nominees: (01) Joyce S. Mizerak, (02) James F. Stone, (03) Irma N. Tavares

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

		FOR	AGAINST	ABSTAIN
2.	To consider and act upon a proposal to ratify, confirm and approve the selection of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2005.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

	Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

     The Board recommends a vote FOR Proposals 1 and 2.

     Please be sure to sign and date this Proxy.

Signature:	Date:	Signature:	Date: